Exhibit 99.4

Investor Contact: Martie Edmunds Zakas
Sr. Vice President - Strategic Planning & Investor Relations
October 30, 2008	770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Director - Corporate Communications and Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS PROPOSES SUBMISSION OF PLAN FOR CONVERSION OF CLASS B SHARES

AND

ANNOUNCES QUARTERLY DIVIDEND AND DATE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Conversion of Series B Common Stock to be submitted to Stockholders for Approval in January

ATLANTA (October 30, 2008) – Mueller Water Products, Inc. (NYSE: MWA.B, MWA) announced that its Annual Meeting of Stockholders will be held on January 28, 2009 at 10:00 a.m. in Atlanta, Georgia. The Board of Directors has established December 3, 2008 as the record date for the Annual Meeting of Stockholders, and all holders of record as of that date will be entitled to vote at the meeting.

Conversion of Series B Common Stock to Series A Common Stock

The Company’s Board of Directors also authorized the submission to its stockholders of a proposal to simplify the Company’s capital structure by converting its Series B common stock (NYSE: MWA.B) into its Series A common stock (NYSE:MWA) pursuant to a provision for that conversion in the Company’s Restated Certificate of Incorporation. Under Section 4.3(f)(vi) of that Certificate of Incorporation, each share of the Series B common stock will be converted on a one-for-one basis into a single share of Series A common stock.

The matter is being submitted to the stockholders to simplify the capital structure and enhance the liquidity of the common stock, among other things. The conversion will require the approval of the majority of the votes entitled to be cast by the holders of the Series A common stock and the Series B common stock, voting together as a single class. The stockholders will be asked to consider and vote on the conversion at the Company’s Annual Meeting of Stockholders, subject to the requirements of applicable securities laws and the regulations of the New York Stock Exchange. The Restated Certificate of Incorporation provides that every holder of the Company’s common stock shall have one vote per share on the proposed conversion. Holders of Series B common stock currently have eight votes per share on all other matters.

The current dual class structure was established in connection with Mueller Water Products’ 2006 initial public offering (IPO) of Class A common stock. At the time of the IPO, the Company’s former sole stockholder, Walter Industries, Inc. retained ownership of all of the Series B common stock, representing approximately 96% percent of the voting power and 75% percent of all outstanding Mueller Water Products stock.

A complete description of the proposal will be included in the proxy statement for the Annual Meeting.

Declaration of Dividend

The Company’s Board of Directors also declared a quarterly dividend of 1.75 cents ($0.0175) per share for both Series B and Series A common stock, payable on November 20, 2008 to stockholders of record at the close of business on November 10, 2008.

Safe Harbor Statement

Except for historical information contained herein, the statements in this presentation are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results of Mueller Water Products, Inc. in future periods to differ materially from forecasted results. Those risks include, among others, changes in customer orders and demand for our products; changes in raw material prices, labor, equipment and transportation costs; pricing actions by the Company and its competitors; changes in law; the ability to attract and retain management and employees; the inability to successfully execute management strategies with respect to cost containment, production increases or decreases, inventory control, the integration of acquired businesses, and the commencement of operations at our new manufacturing plant; and general changes in economic and financial conditions, residential construction or municipal spending. Risks associated with forward-looking statements are more fully described in our filings with the Securities and Exchange Commission. Mueller Water Products assumes no duty to update its forward-looking statements as of any future date.

About Mueller Water Products

Mueller Water Products is a leading North American manufacturer and marketer of infrastructure and flow control products for use in water distribution networks and treatment facilities. Its broad product portfolio includes engineered valves, hydrants, ductile iron pipe and pipe fittings, which are utilized by municipalities, as well as the commercial and residential construction, oil and gas, HVAC and fire protection industries. With annual net sales of approximately $1.8 billion, the Company is comprised of three main operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 6,500 people. Mueller Water Products Series B common stock and Series A common stock trade on the New York Stock Exchange under the ticker symbols MWA.B and MWA, respectively. For more information about Mueller Water Products, please visit the Company’s Web site at www.muellerwaterproducts.com.

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